EXHIBIT 10.51
EMPLOYMENT AGREEMENT
            THIS EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of December, 1996 by and between STAFF BUILDERS, INC.
("Staff Builders"), a New York corporation, located at 1983 Marcus
Avenue, Lake Success, New York, 11042 and EDWARD TEIXEIRA
("Executive"), an individual residing at 76 Manchester Lane, Stony
Brook, New York, 117906
            WHEREAS, Staff Builders and the Executive have previously entered into an Employment Agreement dated as of July 26, 1993, the term of which expired on November 30, 1996 (the "Current Employment Agreement"); and
            WHEREAS, the parties hereto wish to set forth the terms and conditions of an employment agreement to become effective as of
December 1, 1996.
            NOW, THEREFORE, in consideration of their mutual promises and other adequate consideration, Staff Builders and the Executive do hereby agree as follows:
           1.           EMPLOYMENT.   Staff  Builders will employ the
Executive as Senior Vice President, Franchise Operations.
           2.            DUTIES.   The Executive shall be responsible for
the management of Staff Builders Franchising Division.  The
Executive shall report to, and be subject to the supervision of, the Board of Directors of Staff Builders and the Chairman of the
Board.  The Executive shall devote his best efforts and attention to the diligent performance of his duties hereunder and to the advancement of the business and interests of Staff Builders.
          3.           TERM.   This Agreement shall be effective on
December 1, 1996 and shall remain in effect until November 30, 1999 unless terminated prior to such date.
         4.   COMPENSATION.
         (a) Salary. The Executive shall be paid a salary during the term hereof in weekly installments at the following rates:
      December 1, 1996 - November 30, 1997 $175,000.00
      December 1, 1997 - November 30, 1998 $185,000.00
      December 1, 1998 - November 30, 1999 $195,000.00

         (b)         Vacation and Benefits.     The
Executive is entitled to four (4) weeks annual vacation.  The
Executive shall be eligible to receive and participate in all benefits which Staff Builders provides or makes available to its employees and/or officers.
         (c)          Expenses. Staff Builders shall reimburse the
Executive for all reasonable and necessary business expenses upon submission by the Executive of receipts, accounts or such other documents reasonably requested by Staff Builders.
         (d)          Car Allowance.  Executive shall be entitled
to a car allowance of $6,600 per year, payable monthly.
          5.           SEVERANCE.
         (a)          If after a Change of Control (as defined
below.) the Executive's employment hereunder, is terminated by
Staff Builders within 180 days after the change of control for any reason (other than the commission of a felony or the perpetrating of a fraud against Staff Builders), the Executive shall be entitled to receive an amount equal to twelve (12) months salary, which shall be payable within fifteen (15) business days after the date of termination.
         (b)         A "Change of Control"  shall occur hereunder if
a person, corporation, partnership association or entity (i)
acquires a majority of Staff Builders' outstanding voting
securities, (ii) acquires securities of the Company bearing a majority of the voting power with respect to the election of
Directors of the Company, or (iii) acquires all or substantially all of Staff Builders' assets.
6.            NOTICES.                Any written notice permitted or
required under this Agreement shall be deemed sufficient when hand delivered or posted by certified or registered mail, postage, prepaid, and addressed to:
Staff Builders, Inc.                               Edward Teixeira
1983 Marcus Avenue                                 76 Manchester Lane
Lake Success, New York 11042                       Stony Brook, New York 11790
Attention: President

Either party  may, in accordance with the provisions of this
Section, give written notice of a change of address, in which event all such notices and requests shall therefore be given as above provided at such changed address.
         7.           NON-COMPETITION BY EXECUTIVE.
        (a)         Upon termination of Executive's employment
hereunder for any reason (including, without limitation,
resignation of the Executive), Executive agrees not to compete, in the manner described hereinafter, with the business currently conducted by Staff Builders in the United States, for a period of six (6) months following such termination. Executive agrees that during such period,  he will not be employed by, work for, advise, consult with, serve or assist in any way, directly or indirectly, any party whose activities or business is similar to that of Staff
Builders.  The foregoing restrictions on competition by Executive shall be operative for the benefit of Staff Builders and of any business owned or controlled by Staff Builders, or any successor or assign of any of the foregoing.
         (b)          If the period of time or geographical areas
specified under this Section should be determined to be
unreasonable in any judicial proceeding, then the period of time and areas of the restriction shall be reduced so that this
Agreement may be enforced in such areas and during such period of time as shall be determined to be reasonable.
         8.           BINDING EFFECT.
                                  This Agreement shall be binding
upon and inure to the benefit of Staff Builders, its successors and assigns and the Executive, his heirs and executors.
         9.           SEVERABILITY.      The invalidity or unenforceability
of any provision of this Agreement shall in no way, affect the validity or enforceability of any other provision, or any part thereof.
        10.           APPLICABLE LAW     This Agreement shall be
governed by and construed in accordance with the laws of the State of New York.
       11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements understandings, negotiations, and discussions, whether oral or written, of the parties, and there, are no warranties, understandings, representations, or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.
       12.          MODIFICATION TERMINATION, OR WAIVER.        This
Agreement may only be amended or modified by a written instrument executed by the party to be charged. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same.
                        IN WITNESS WHEREOF, Staff Builders and the Executive have executed this Agreement as of the date first written above.
                                                 STAFF BUILDERS, INC.


                                                 BY: /s/ Stephen Savitsky

                                                     Stephen Savitsky


                                                   /s/ Edward Teixeira

                                                    Edward Teixeira


teixeira